Exhibit 23(h)(v) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                                    EXHIBIT A
                                       To
         the FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
                                      among
   THE HUNTINGTON NATIONAL BANK, THE HUNTINGTON FUNDS AND HUNTINGTON VA FUNDS
                             Dated December 1, 2001

                          Amended As of April 30, 2004


                        Huntington Dividend Capture Fund
                     Huntington Fixed Income Securities Fund
                     Huntington Florida Tax-Free Money Fund
                             Huntington Growth Fund
                          Huntington Income Equity Fund
                 Huntington Intermediate Government Income Fund
                      Huntington International Equity Fund
                            Huntington Macro 100 Fund
                        Huntington Michigan Tax-Free Fund
                        Huntington Mid-Corp America Fund
                          Huntington Money Market Fund
                       Huntington Mortgage Securities Fund
                           Huntington New Economy Fund
                   Huntington Ohio Municipal Money Market Fund
                          Huntington Ohio Tax-Free Fund
                        Huntington Rotating Markets Fund
           Huntington Short-Intermediate Fixed Income Securities Fund
                         Huntington Situs Small Cap Fund
                   Huntington U.S. Treasury Money Market Fund
                            Huntington VA Growth Fund
                        Huntington VA Income Equity Fund
                       Huntington VA Dividend Capture Fund
                     Huntington VA International Equity Fund
                          Huntington VA Macro 100 Fund
                       Huntington VA Mid Corp America Fund
                     Huntington VA Mortgage Securities Fund
                         Huntington VA New Economy Fund
                       Huntington VA Rotating Markets Fund
                       Huntington VA Situs Small Cap Fund

For the services provided pursuant to this Agreement, the Funds agree to pay and Huntington agrees to accept as full compensation for its services rendered hereunder 4.25 basis points on average daily net assets of the Funds, subject to a minimum annual fee of $9,000 for each additional class of Shares of any Portfolio with more than one class of shares.